Exhibit m(viii) under Form N-1A
                                          Exhibit 1 under Item 601/Reg. S-K

                              Marshall Funds, Inc.

                                     FORM OF
                        EXHIBIT D to 12b-1 Agreement with
                       Federated Securities Corp. ("FSC")



      FSC will pay Administrator fees for the following portfolio (the "Fund") effective as of the dates set forth below:

      Name                                            Date

Marshall Equity Income Fund - Class A Shares                , 1998
                                                ------------
Marshall Government Income Fund - Class A Shares                  , 1998
                                                      ------------
Marshall Intermediate Bond Fund - Class A Shares                  , 1998
                                                      -------------
Marshall International Stock Fund - Class A Shares                , 1998
                                                      ------------
Marshall Large-Cap Growth & Income Fund - Class A Shares                , 1998
                                                            ------------
Marshall Mid-Cap Growth Fund - Class A Shares               , 1998
                                                ------------
Marshall Mid-Cap Value Fund - Class A Shares                , 1998
                                                ------------
Marshall Small-Cap Growth Fund - Class A Shares             , 1998
                                                ------------


Administrative Fees

      1. During the term of this Agreement, FSC will pay Administrator a quarterly fee in respect of the Fund. This fee will be computed at the annual rate of .25% of the average net asset value of Shares held during the quarter in accounts for which the Administrator provides services under this Agreement, so long as the average net asset value of Shares in the Fund during the quarter equals or exceeds such minimum amount as FSC shall from time to time determine and communicate in writing to the Administrator.

      2. For the quarterly period in which the Agreement becomes effective or terminates, there shall be an appropriate proration of any fee payable on the basis of the number of days that the Agreement is in effect during the quarter.


Dated: